                         COMMON STOCK PURCHASE AGREEMENT




                         DATED AS OF SEPTEMBER 18, 2000



                                 BY AND BETWEEN



                               EPIX MEDICAL, INC.



                                       AND



                                ACQUA WELLINGTON
                       NORTH AMERICAN EQUITIES FUND, LTD.









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                                TABLE OF CONTENTS

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
ARTICLE I                Definitions...................................................................1

         Section 1.1       Definitions.................................................................1

ARTICLE II               Purchase and Sale of Common Stock.............................................3

         Section 2.1       Purchase and Sale of Stock..................................................3
         Section 2.2       The Shares..................................................................3
         Section 2.3       Purchase Price and Closing..................................................3

ARTICLE III              Representations and Warranties................................................4

         Section 3.1       Representation and Warranties of the Company................................4
         Section 3.2       Representation and Warranties of the Purchaser.............................11

ARTICLE IV               Covenants....................................................................12

         Section 4.1       Securities.................................................................12
         Section 4.2       Registration and Listing...................................................12
         Section 4.3       Registration Statement.....................................................12
         Section 4.4       Compliance with Laws.......................................................13
         Section 4.5       Keeping of Records and Books of Account....................................13
         Section 4.6       Reporting Requirements.....................................................13
         Section 4.7       Non-public Information.....................................................13
         Section 4.8       Effective Registration Statement...........................................13
         Section 4.9       No Stop Orders.............................................................13
         Section 4.10      Amendments to the Registration Statement...................................14
         Section 4.11      Prospectus Delivery........................................................14
         Section 4.12      Other Financing............................................................14
         Section 4.13      Notice.....................................................................15

ARTICLE V                Conditions to Closing, Draw Downs and Call Options...........................15

         Section 5.1       Conditions Precedent to the Obligation of the Company to Issue a
                              Draw Down Notice or Grant a Call Option and Sell the Shares.............15
         Section 5.2       Conditions Precedent to the Obligation of the Purchaser to Close...........16
         Section 5.3       Conditions Precedent to the Obligation of the Purchaser to Accept a
                              Draw Down or Call Option Grant and Purchase the Shares..................17

ARTICLE VI               Draw Down Terms; Call Option.................................................18

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
         Section 6.1       Draw Down Terms............................................................18
         Section 6.2       Purchaser's Call Option....................................................21

ARTICLE VII              Termination..................................................................21

         Section 7.1       Termination by Mutual Consent..............................................21
         Section 7.2       Other Termination..........................................................22
         Section 7.3       Effect of Termination......................................................22

ARTICLE VIII             Indemnification..............................................................22

         Section 8.1       General Indemnity..........................................................22
         Section 8.2       Indemnification Procedures.................................................24

ARTICLE IX               Miscellaneous................................................................25

         Section 9.1       Fees and Expenses..........................................................25
         Section 9.2       Specific Enforcement, Consent to Jurisdiction..............................25
         Section 9.3       Entire Agreement; Amendment................................................26
         Section 9.4       Notices....................................................................26
         Section 9.5       Waivers....................................................................27
         Section 9.6       Headings...................................................................27
         Section 9.7       Successors and Assigns.....................................................27
         Section 9.8       Governing Law..............................................................27
         Section 9.9       Survival...................................................................27
         Section 9.10      Counterparts...............................................................27
         Section 9.11      Publicity..................................................................27
         Section 9.12      Severability...............................................................28
         Section 9.13      Further Assurances.........................................................28

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                                      -ii-

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of September 18, 2000 by and between Epix Medical, Inc., a Delaware corporation (the "COMPANY"), and Acqua Wellington North American Equities Fund, Ltd., a limited liability company organized under the laws of the Commonwealth of The Bahamas (the "PURCHASER").

         The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.1 DEFINITIONS.

         (a) "ALTERNATE MARKET" shall mean the Nasdaq Small Cap Market, the American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

         (b) "CALL OPTION" shall have the meaning assigned to such term in
Section 6.2(a) hereof.

         (c) "COMMISSION" shall mean the Securities and Exchange Commission.

         (d) "COMMISSION DOCUMENTS" shall have the meaning assigned to such term in Section 3.1(f) hereof.

         (e) "COMMISSION FILINGS" means the Company's Form 10-K for the fiscal year ended December 31, 1999, Forms 10-Q for the periods ended June 30, 2000 and March 31, 2000, Registration Statement on Form S-3, No. 333-41782 and Form 8-K, dated June 29, 2000 and all other filings made by the Company after the date hereof pursuant to the Securities Exchange Act of 1934.

         (f) "COMMON STOCK" shall have the meaning assigned to such term in
Section 2.1 hereof.

         (g) "DRAW DOWN" means the exercise by the Company of its right to request the purchase of shares of Common Stock by the Purchaser.

         (h) "DRAW DOWN AMOUNT" means the actual amount of a Draw Down up to $1,550,000 or such other amount mutually agreed upon by the Purchaser and the Company.

         (i) "DRAW DOWN DISCOUNT PERCENTAGE" means (i) 90% if the Threshold Price is equal to or greater than $8.00 but less than $10.00 and (ii) 94% if the Threshold Price is equal to or greater than $10.00 but less than or equal to $14.00; PROVIDED, HOWEVER, that for every $1.00 increase in the Threshold Price above $14.00, up to a maximum Threshold Price of $28.00, the draw down discount percentage shall be increased by .025%, incrementally, up to a maximum draw down discount percentage of 94.35%.

         (j) "DRAW DOWN EXERCISE DATE" shall have the meaning assigned to such term in Section 5.1 hereof.

         (k) "DRAW DOWN NOTICE" shall have the meaning assigned to such term in
Section 6.1(i) hereof.

         (l) "DRAW DOWN PRICING PERIOD" shall mean a period of twenty (20) consecutive Trading Days following a Draw Down Notice, or such other period mutually agreed upon by the Purchaser and the Company.

         (m) "EFFECTIVE DATE" shall mean August 24, 2000, the date the Registration Statement of the Company covering the Shares being subscribed for hereby was declared effective.

         (n) "INVESTMENT PERIOD " shall have the meaning assigned to such term in Section 7.1 hereof.

         (o) "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, results of operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect.

         (p) "MATERIAL CHANGE IN OWNERSHIP" shall mean that, as of any particular measurement date, the officers and directors of the Company shall beneficially own in the aggregate less than 5% of the outstanding Common Stock of the Company, except that for purposes of making any such calculation, Common Stock issued to the Purchaser pursuant to this Agreement shall not be included in such calculation.

         (q) "PROSPECTUS" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented by any prospectus supplement filed with the Commission pursuant to Rule 424(b).

         (r) "REGISTRATION STATEMENT" shall mean the registration statement on Form S-3, Commission File Number 333-41782 under the Securities Act, filed with the Commission for the registration of the Shares, as such Registration Statement may be amended from time to time.

         (s) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         (t) "SETTLEMENT DATE" shall have the meaning assigned to such term in
Section 6.1(d) hereof.

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         (u) "SHARES" shall mean the shares of Common Stock of the Company that may be purchased hereunder.

         (v) "THRESHOLD PRICE" is the lowest price which the Company may set in the Draw Down Notice to sell Shares during a Draw Down Pricing Period (not taking into account the Draw Down Discount Percentage during such Draw Down Pricing Period).

         (w) "TRADING DAY" shall mean a day on which the Common Stock is traded on the Nasdaq National Market or an Alternate Market.

         (x) "VWAP" shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m., eastern time) of the Common Stock of the Company on the NASDAQ National Market or an Alternate Market as reported by Bloomberg Financial LP using the AQR function.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         SECTION 2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to $45,000,000 of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), based on Draw Downs, subject to Section 6.1 hereof, of up to $1,550,000 per Draw Down and based on Call Options of up to twice the Draw Down Amount for the applicable Draw Down Pricing Period that the Company may grant to the Purchaser in the Company's sole discretion.

         SECTION 2.2 THE SHARES. The Company has authorized and has reserved and covenants to continue to reserve, subject to Section 4.4(b) hereof, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs and Call Options.

         SECTION 2.3 PURCHASE PRICE AND CLOSING. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down and each Call Option exercised by the Purchaser. The closing of the execution and delivery of this Agreement shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 (the "CLOSING") at 10:00 a.m., eastern time, on (i) September 18, 2000, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "CLOSING DATE"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser:

         (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. As of the date hereof, the Company does not have any subsidiaries (as defined in Section 3.1(g)) except as set forth in the Registration Statement and in the Company's most recent Form 10-K, including the accompanying financial statements (the "FORM 10-K"), or in the Company's most recent Form 10-Q (the "FORM 10-Q"), or on SCHEDULE 3.1(g) attached hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

         (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 4.4(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on
SCHEDULE 3.1(c) attached hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or as set forth in the Registration Statement, the Commission Documents, the Commission Filings or
SCHEDULE 3.1(c), as of the date hereof no shares of Common Stock are entitled to preemptive rights or registration rights which have not been waived and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, or as set forth in the Registration Statement, the Commission Documents, the Commission Filings or SCHEDULE 3.1(c), as of the date hereof there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as described in the Registration Statement, the Commission Documents, the Commission Filings or as set forth in SCHEDULE 3.1(c), as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Registration Statement, the Commission Documents or the Commission Filings, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Restated Certificate of Incorporation as in effect on the date hereof (the "CHARTER"), and the Company's Amended and Restated Bylaws as in effect on the date hereof (the "BYLAWS").

         (d) ISSUANCE OF SHARES. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

         (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, or the Nasdaq National Market subsequent to the Closing, and, any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

         (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and except as disclosed in the Registration Statement, the Commission Documents or the Commission Filings, as of the date hereof the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "COMMISSION DOCUMENTS"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1999 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Form 10-K for the year ended December 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and the said Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) SUBSIDIARIES. The Commission Documents or SCHEDULE 3.1(g) attached hereto set forth each subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. Except as set forth in the Commission Documents or the Commission Filings, none of such subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

         (h) NO MATERIAL ADVERSE EFFECT. Since June 30, 2000, the Company has not experienced or suffered any Material Adverse Effect.

         (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the Commission Documents or the Commission Filings, the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP not disclosed in the Commission Documents or the Commission Filings, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since June 30, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.


         (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

         (k) INDEBTEDNESS. The Commission Filings set forth as of June 30, 2000 all outstanding secured and unsecured Indebtedness of the Company, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company or any subsidiary is in default with respect to any Indebtedness.

         (l) TITLE TO ASSETS. Each of the Company and its subsidiary has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or the Commission Filings or such that could not reasonably be expected to cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect in all material respects.

         (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or the Commission Filings, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

         (n) COMPLIANCE WITH LAW. The business of the Company is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or the Commission Filings or such that do not cause a Material Adverse Effect. Each of the Company and its subsidiary has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (o) CERTAIN FEES. No brokers, finders or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

         (p) DISCLOSURE. To the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         (q) OPERATION OF BUSINESS. The Company or its subsidiary owns or has a valid right to use all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents or the Commission Filings and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent set forth in the Commission Documents or the Commission Filings or that a Material Adverse Effect could not reasonably be expected to result from such conflict.

         (r) ENVIRONMENTAL COMPLIANCE. Except as disclosed in the Commission Filings, the Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, to the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

         (s) MATERIAL AGREEMENTS. Except as set forth in the Commission Documents and this Agreement, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "MATERIAL AGREEMENTS") if the Company was registering securities under the Securities Act. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default and, to the Company's knowledge is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

         (t) TRANSACTIONS WITH AFFILIATES. Except as set forth in the Commission Documents or the Commission Filings, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, or any of its customers (excluding agreements related to the purchase or lease of the Company's products) or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

         (u) SECURITIES ACT OF 1933. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

             (i) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

             (ii) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

             (iii) The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchaser, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

         (v) EMPLOYEES. As of the date hereof, the Company has no collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or the Commission Filings, as of the date hereof the Company has no employment contract or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Each of the Company and its subsidiary requires its officers, technical employees and certain consultants to enter into agreements regarding proprietary information and assignment of inventions, or other similar agreements containing restrictive covenants. As of the date hereof except as disclosed in the Commission Documents or the Commission Filings since December 31, 1999, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

         (w) USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company and its subsidiary as set forth in the Registration Statement.

         (x) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (y) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3.1(y), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

         (z) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

         SECTION 3.2 REPRESENTATION AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the
Company:

         (a) ORGANIZATION AND STANDING OF THE PURCHASER. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

         (b) AUTHORIZATION AND POWER. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose or lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is on or by which any of its respective properties or assets are bound or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

         (d) INFORMATION. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the

Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

         (e) SELLING RESTRICTION. The Purchaser has the right to sell shares of the Company's Common Stock equal in number to the number of the Shares to be purchased pursuant to this Agreement during the Investment Period. The Purchaser covenants, however, that prior to and during the Investment Period, neither the Purchaser nor any of its affiliates nor any entity managed by the Purchaser will ever sell shares of Common Stock of the Company other than what the Purchaser has accumulated to purchase under the terms of this Agreement or in any accounts directly or indirectly managed by the Purchaser or any affiliate of the Purchaser or any entity managed by the Purchaser.

                                   ARTICLE IV

                                    COVENANTS

         The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees, that during the term of this Agreement:

         SECTION 4.1 SECURITIES. The Company shall notify the Commission and the Nasdaq National Market or an Alternate Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

         SECTION 4.2 REGISTRATION AND LISTING. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on the Nasdaq National Market or any Alternate Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq National Market or any Alternate Market.

         SECTION 4.3 REGISTRATION STATEMENT. Before the Company shall issue a Draw Down Notice, the Company shall have caused a sufficient number of shares of Common Stock to be authorized and registered to cover the Shares to be issued in connection with this Agreement.

         SECTION 4.4 COMPLIANCE WITH LAWS.

         (a) The Company shall comply with all applicable laws, rules, regulations and orders, the noncompliance with which could have a Material Adverse Effect.

         (b) The Company will not be obligated to issue and the Purchaser will not be obligated to purchase any shares of the Company's Common Stock which would result in the issuance under this Agreement of more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Company's Common Stock.

         SECTION 4.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 4.6 REPORTING REQUIREMENTS. Upon request, the Company shall furnish or make available the following to the Purchaser so long as such Purchaser shall be obligated hereunder to purchase Shares:

         (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Company; and

         (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company.

         SECTION 4.7 NON-PUBLIC INFORMATION. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser and neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.

         SECTION 4.8 EFFECTIVE REGISTRATION STATEMENT. If it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably practicable and will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing, when it receives notice that the Registration Statement or such post-effective amendment has become effective.

         SECTION 4.9 NO STOP ORDERS. The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of its receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prospectus or for additional information; (ii) of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of its becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use all reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

         SECTION 4.10 AMENDMENTS TO THE REGISTRATION STATEMENT. The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Purchaser shall not previously have been advised or to which the Purchaser shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Purchaser, a Prospectus is required to be delivered in connection with sales by any Purchaser or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Purchaser, promptly following such filing.

         SECTION 4.11 PROSPECTUS DELIVERY. The Company shall file a prospectus supplement to its Registration Statement on the first business day immediately following the end of each Settlement Period, and will deliver to the Purchaser, without charge, in such quantities as reasonably requested by the Purchaser, copies of each form of Prospectus and prospectus supplement on each Settlement Date. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchaser, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to the provisions of
Section 4.10 above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchaser a reasonable number of copies thereof.

         SECTION 4.12 OTHER FINANCING. Except for issuances under outstanding obligations disclosed in SCHEDULE 3.1(c) attached hereto, the Company is restricted from entering into any other financing agreement during the Investment Period, the primary purpose of which would be to obtain equity financing for the Company (an "OTHER FINANCING"), without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, conditioned or delayed , except that the Company may (i) enter into a loan, credit or lease facility with a bank or financing institution (including any equity component thereof), (ii) establish an employee stock option plan or agreement or finance the acquisition of other companies, equipment, technologies or lines of business, (iii) issue shares of Common Stock in connection with the Company's current option plans (as the same may be amended from time to time), stock purchase plans, rights plans, currently outstanding warrants or options, or increase the number of shares available under any such plans (the primary purpose of which is not to raise equity), and (iv) issue shares of Common Stock and/or preferred stock in connection with the formation and maintenance of strategic partnerships, alliances or joint ventures and the acquisition of products, licenses or other assets (each a "PERMITTED TRANSACTION"). Within two
(2) Trading Days of receipt of notice of an Other Financing, together with the terms of the Other Financing, the Purchaser will notify the Company as to whether it consents to the Other Financing. If the Purchaser consents to the Company entering into an Other Financing and the Company enters into an Other Financing during a Draw Down Pricing Period, the Purchaser shall have the options set forth in Section 6.1(k) hereof. If the Purchaser consents to the Company entering into an Other Financing and the Company enters into the Other Financing between Draw Down Pricing Periods, the Purchaser shall have the option, which option shall be exercised no later than five (5) Trading Days after receipt by the Purchaser of the notice of the Other Financing, to purchase up to the Draw Down Amount that would be applicable under this Agreement based on the price per share to be paid for the Common Stock in the Other Financing on the same, absolute terms and conditions contemplated in the Other Financing. If the Purchaser does not exercise its purchase option in writing before 8:00 p.m. (eastern time), the Company shall have the right to close the Other Financing on the scheduled closing date with a third party, PROVIDED that all of the terms and conditions of such closing are similar in all material respects to those provided to the Purchaser prior to the Purchaser giving its consent to such Other Financing.

         SECTION 4.13 NOTICE. The Company shall promptly notify the Purchaser that (i) a Material Adverse Effect or Material Change in Ownership has occurred or (ii) the Company has entered into an Other Financing (as defined in Section
4.12 hereof).

                                   ARTICLE V

               CONDITIONS TO CLOSING, DRAW DOWNS AND CALL OPTIONS

         SECTION 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE A DRAW DOWN NOTICE OR GRANT A CALL OPTION AND SELL THE SHARES. The obligation hereunder of the Company to issue a Draw Down Notice or grant a Call Option and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before each Draw Down or Call Option request (the "DRAW DOWN EXERCISE DATE"), of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and each Settlement Date as though made at that time, except for representations and warranties that are expressly made as of a particular date.

         (b) REGISTRATION STATEMENT. The Company shall have Shares registered under the Registration Statement equal to or in excess of the number of Shares issuable pursuant to such Draw Down Notice or Call Option. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been amended or supplemented, as required, to disclose the sale of the Shares prior to each Settlement Date, as applicable and there shall be no stop order suspending the effectiveness of the Registration Statement.

         (c) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Settlement Date.

         (d) NO INJUNCTION. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) NO SUSPENSION, ETC. Trading in the Company's Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to such Draw Down Exercise Date and applicable Settlement Date), and, at any time prior to each Draw Down Exercise Date, trading in securities generally as reported on the Nasdaq National Market or an Alternate Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq National Market or an Alternate Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

         (f) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         SECTION 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (b) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been amended or supplemented, as required, to disclose the sale of the Shares prior to each Settlement Date, as applicable and there shall be no stop order suspending the effectiveness of the Registration Statement.

         (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (e) OPINION OF COUNSEL, ETC. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit A hereto, a secretary's certificate, dated the date of Closing, in the form of Exhibit B hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

         SECTION 5.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO ACCEPT A DRAW DOWN OR CALL OPTION GRANT AND PURCHASE THE SHARES. The obligation hereunder of the Purchaser to accept a Draw Down or Call Option grant and to acquire and pay for the Shares on the Settlement Date is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date, as applicable, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Draw Down Exercise Date and Settlement Date, as applicable, as though made at that time, except for representations and warranties that speak as of a particular date.

         (b) REGISTRATION STATEMENT. The Company shall have Shares registered under the Registration Statement equal to or in excess of the number of Shares issuable pursuant to such Draw Down Notice or Call Option. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been amended or supplemented, as required, to disclose the sale of the Shares prior to each Draw Down Exercise Date or each Settlement Date, as applicable and there shall be no stop order suspending the effectiveness of the Registration Statement.

         (c) NO SUSPENSION, ETC. Trading in the Company's Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down Exercise Date), and, at any time prior to such Draw Down Exercise Date or such Settlement Date, trading in securities generally as reported by the Nasdaq National Market or an Alternate Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq National Market or an Alternate Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares. The Common Stock shall be listed on Nasdaq or an Alternate Market.

         (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Draw Down Exercise Date and the Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit C.

         (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (f) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (g) NO MATERIAL ADVERSE EFFECT; NO MATERIAL CHANGE IN OWNERSHIP. No Material Adverse Effect or Material Change in Ownership shall have occurred.

                                   ARTICLE VI

                          DRAW DOWN TERMS; CALL OPTION

         SECTION 6.1 DRAW DOWN TERMS. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

         (a) The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a Draw Down during each Draw Down Pricing Period of up to (i) $500,000 if the Threshold Price is equal to or greater than $8.00 but less than $10.00; (ii) $650,000 if the Threshold Price is equal to $10.00 and (iii) up to an additional $50,000 for every $1.00 increase in the Threshold Price above $10.00, up to a maximum Threshold Price of $28.00, for a maximum Draw Down Amount during each Draw Down Pricing Period of up to $1,550,000; PROVIDED, that the Company may, in its sole discretion, issue a Draw Down Notice with respect to any Draw Down Amount at any Threshold Price or any Draw Down Discount Percentage pursuant to terms mutually agreed upon by the Purchaser and the Company, which Draw Down the Purchaser will be obligated to accept. Prior to issuing any Draw Down Notice, the Company shall have Shares registered under the Registration Statement which are valued at an amount equal to or in excess of the Draw Down Amount.

         (b) The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the VWAP equals or exceeds the Threshold Price) of
(x) 1/20th (or such other fraction based on the length of the Draw Down Pricing Period) of the Draw Down Amount divided by (y) the applicable Draw Down Discount Percentage multiplied by the VWAP of the Common Stock for such Trading Day.

         (c) Only one Draw Down shall be allowed in each Draw Down Pricing Period. Each Draw Down Pricing Period shall consist of two (2) periods of ten
(10) consecutive Trading Days (each, a "SETTLEMENT PERIOD").

         (d) The number of Shares purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on the second business day following the end of each Settlement Period (the "SETTLEMENT DATE").

         (e) There shall be a minimum of five (5) Trading Days between Draw Downs, unless otherwise mutually agreed upon between the Purchaser and the Company.

         (f) There shall be a maximum of twenty-four (24) monthly Draw Downs during the term of this Agreement.

         (g) Each Draw Down will expire on the end of the last Trading Day of each Draw Down Pricing Period.

         (h) If the VWAP on a given Trading Day is less than the Threshold Price, then the total amount of the Draw Down for the relevant Draw Down Pricing Period will be reduced by 1/20th (or such other fraction based on the length of the Draw Down Pricing Period). Notwithstanding anything in the foregoing to the contrary, for each Trading Day during the Draw Down Pricing Period that the VWAP is less than the Threshold Price, the Purchaser may elect in its sole discretion to purchase Shares at a price equal to the Threshold Price multiplied by the Draw Down Discount Percentage at the end of such Draw Down Pricing Period. At no time shall the Threshold Price be set below $8.00, unless mutually agreed upon by the Company and the Purchaser. If trading in the Company's Common Stock is suspended for any reason for more than three (3) hours in any Trading Day, at the Purchaser's option, the price of the Common Stock shall be deemed to be below the Threshold Price for that Trading Day and the Draw Down for the relevant Draw Down Pricing Period shall be reduced by 1/20th (or such other fraction based on the length of the Draw Down Pricing Period). The Purchaser will inform the Company via facsimile transmission no later than 8:00 p.m. (eastern time) on the last Trading Day of such Draw Down Pricing Period as to the number of Shares, if any, the Purchaser chooses to purchase under such circumstances set forth in this Section 6.1(h).

         (i) The Company must inform the Purchaser via facsimile transmission as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first Trading Day of the Draw Down Pricing Period (the "DRAW DOWN NOTICE"), substantially in the form attached hereto as Exhibit D. In addition to the Draw Down Amount, the Company shall set the Threshold Price with each Draw Down Notice and shall designate the first Trading Day of the Draw Down Pricing Period. Notwithstanding anything in the foregoing to the contrary, if the Company wishes the date of the Draw Down Notice to be the first day of the Draw Down Pricing Period, the Draw Down Notice must be delivered to the Purchaser and receipt of such Draw Down Notice confirmed by the Purchaser prior to the commencement of trading on the date of such Draw Down Notice.

         (j) On each Settlement Date, the Company shall deliver the Shares purchased by the Purchaser to the Purchaser or to The Depositary Trust Company ("DTC") on the Purchaser's behalf via the Deposit Withdrawal Agent Commission system ("DWAC"), and upon receipt of the Shares, the Purchaser shall cause payment therefor to be made to the account designated by the Company by wire transfer of immediately available funds provided that the Shares are received no later than 1:00 p.m., eastern time, or next day available funds if the Shares are received thereafter.

         (k) If during any Draw Down Pricing Period the Company shall enter into an Other Financing (other than shares of Common Stock issued under this Agreement or in connection with a Permitted Transaction), the Purchaser may in its sole discretion (i) purchase the Draw Down Amount of shares of Common Stock and/or exercise Call Options granted during such Draw Down Pricing Period on the terms at which the Company issued shares of Common Stock in the Other Financing during such Draw Down Pricing Period, (ii) purchase the Draw Down Amount of shares of Common Stock and/or exercise Call Options granted during such Draw Down Pricing Period at the applicable Draw Down Discount Percentage times the VWAP for such Draw Down Pricing Period, or (iii) elect not to purchase any Shares during such Draw Down Pricing Period. The Purchaser shall notify the Company of its election on the business day preceding the Settlement Date.

         (l) If on the Settlement Date, the Company fails to deliver the Shares to be purchased by the Purchaser, and such failure continues for ten (10) Trading Days, the Company shall pay, in cash or restricted shares of Common Stock, at the option of the Purchaser, as liquidated damages and not as a penalty to the Purchaser an amount equal to two percent (2%) of the Draw Down Amount for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro rated for such periods less than thirty (30) days (the "PERIODIC AMOUNT"). Cash payments to be made pursuant to this clause (1) shall be due and payable immediately upon demand in immediately available cash funds.

Certificates evidencing the restricted shares of Common Stock shall be delivered immediately upon demand. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Purchaser if the Company fails to deliver the Shares on the Settlement Date. If the Purchaser elects to receive shares of Common Stock instead of cash, the Purchaser shall have the right to demand registration once within twelve (12) months of the date of issuance of such shares of Common Stock and piggyback registration rights if the Company files a separate registration statement.

         SECTION 6.2 PURCHASER'S CALL OPTION.

         (a) During each Draw Down Pricing Period, the Company, at its sole discretion, may grant to the Purchaser the right to exercise multiple call options in the aggregate of up to twice the applicable Draw Down Amount (a "CALL OPTION"). The amount of the Call Option shall be set forth in the Draw Down Notice. For each Trading Day during a Draw Down Pricing Period, the Purchaser may exercise a Call Option by providing notice to the Company of the exercise of a Call Option (the "CALL OPTION NOTICE"), substantially in the form attached hereto as Exhibit E. The total amount of Call Options exercised by the Purchaser shall not exceed $45,000,000 minus the total Draw Down Amounts received by the Company.

         (b) The number of shares of Common Stock to be issued in connection with each Call Option shall equal the quotient of (i) the amount of the Call Option exercised and (ii) the product of the applicable Draw Down Discount Percentage and the greater of (A) the VWAP for the Common Stock on the day the Purchaser issues its Call Option Notice and (B) the Threshold Price.

         (c) Each Call Option exercised shall be settled on the applicable Settlement Date.

         (d) The Threshold Price designated by the Company in its Draw Down Notice shall apply to each Call Option.

         (e) For each Call Option that the Purchaser exercises pursuant to this
Section 6.2, the Purchaser must issue via facsimile a Call Option Notice to the Company no later than 8:00 p.m. (eastern time) on the day such Call Option is exercised. If the Purchaser does not exercise a Call Option by 8:00 p.m. (eastern time) on the last day of the applicable Draw Down Pricing Period, the Purchaser's Call Options with respect to that Draw Down Pricing Period shall terminate.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 TERMINATION BY MUTUAL CONSENT. The term of this Agreement shall be the earlier of (i) twenty-eight (28) months from the date of execution of this Agreement (the "INVESTMENT PERIOD") and (ii) the date that all of the Shares registered under the Registration

Statement have been issued and sold. This Agreement may be terminated at any time by mutual consent of the parties.

         SECTION 7.2 OTHER TERMINATION. The Company shall inform the Purchaser, and the Purchaser shall have the right to terminate this Agreement within the subsequent thirty (30) days (the "EVENT PERIOD"), if (x) the Company enters into any equity financing other than a Permitted Transaction without the prior consent of the Purchaser, which consent will not be unreasonably delayed, conditioned or withheld, which provides for (i) the issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock at a discount to the then current market price of the Common Stock, (ii) a mechanism for the reset of the purchase price of the Common Stock to below the then current market price of the Common Stock, or (iii) the issuance of Common Stock with warrants, which have an exercise price such that together with the price of the Common Stock would result in the issuance of shares of Common Stock at a per share price below the then current market price of the Common Stock, or (y) an event resulting in a Material Adverse Effect or Material Change in Ownership has occurred. The Purchaser may terminate this Agreement upon one (1) day's notice during the Event Period.

         SECTION 7.3 EFFECT OF TERMINATION. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 9.9. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1 GENERAL INDEMNITY.

         (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorney's fees) to which the Purchaser and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Common Stock being sold to the Purchaser (including the any prospectus supplement filed in connection with the transactions contemplated hereunder (the "PROSPECTUS SUPPLEMENT") which are a part of it), or any amendment or supplement to it, or
(ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; PROVIDED, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, further, that with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the Prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Registration Statement, any Prospectus or Prospectus Supplement or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, Prospectus or Prospectus Supplement.

         (b) INDEMNIFICATION BY THE PURCHASER. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any expenses (including reasonable costs of defense and investigation and all attorneys' fees) to which the Company and each director, officer and person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or, any Prospectus or Prospectus Supplement or any amendment or supplement to it or (ii) the omission or alleged omission to state in the Registration Statement or, any Prospectus or Prospectus Supplement or any amendment or supplement to it a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration

Statement or, Prospectus or Prospectus Supplement or an amendment or supplement thereto, and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

         SECTION 8.2 INDEMNIFICATION PROCEDURES. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Paragraph (a) or (b) or Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

         If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 8.1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 FEES AND EXPENSES.

         (a) Except as set forth in Article VIII, the Company shall pay all reasonable fees and expenses related to the transactions contemplated by this Agreement; PROVIDED, that the Company shall pay, at the Closing, all reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of up to $50,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys' fees and expenses.

         (b) If on the fourteen (14) month anniversary of this Agreement, the Company has not requested Draw Downs or granted Call Options to the Purchaser in an aggregate amount of $6,000,000, the Company shall pay the Purchaser, at the option of the Purchaser, a fee equal to either (x) an amount equal to $300,000 in cash, or (ii) warrants to purchase 300,000 Shares at an exercise price of 110% of the VWAP of the Common Stock on the date of execution of this Agreement. The Purchaser shall have the right to demand registration once within twelve
(12) months of the date of issuance of such warrants and piggyback registration rights if the Company files a separate registration statement.

         SECTION 9.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

         (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         SECTION 9.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         SECTION 9.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:           Epix Medical, Inc.
                             71 Rogers Street
                             Cambridge, Massachusetts  02142
                             Tel. No.:  (617) 250-6000
                             Fax No.:  (617) 250-6031
                             Attention:  Pamela E. Carey

With copies to:              Mintz Levin Cohn Ferris Glovsky and Popeo PC
                             One Financial Center
                             Boston, Massachusetts  02111
                             Tel. No.:  (617) 542-6000
                             Fax No.:  (617) 542-2241
                             Attention: William T. Whelan, Esq.

If to the Purchaser:         Acqua Wellington North American
                               Equities Fund, Ltd.
                             c/o Fortis Fund Services (Bahamas) Ltd.
                             Montague Sterling Centre
                             East Bay Street, P. O. Box SS-6238
                             Nassau, Bahamas
                             Tel. No:  (242) 394-2700
                             Fax No.:  (242) 394-9667
                             Attention:  Anthony L.M. Inder Rieden

With copies to:              Parker Chapin LLP
                             The Chrysler Building
                             405 Lexington Avenue
                             New York, NY  10174
                             Tel. No:  (212) 704-6000

                             Fax No:  (212)704-6288
                             Attention:  Christopher S. Auguste

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         SECTION 9.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         SECTION 9.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         SECTION 9.7 SUCCESSORS AND ASSIGNS. The Purchaser may not assign this Agreement to any person without the prior consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

         SECTION 9.9 SURVIVAL. The representations and warranties of the Company and the Purchaser contained in Article III and the covenants contained in
Article IV shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in
Article VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         SECTION 9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

         SECTION 9.11 PUBLICITY. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this

Agreement without the prior written consent of the other. In the event the Company is required by law to issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transaction contemplated hereby, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

         SECTION 9.12 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         SECTION 9.13 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


                                  [END OF PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                  EPIX MEDICAL, INC.



                                  By: /s/ Michael D. Webb
                                      -----------------------------------
                                      Name:  Michael D. Webb
                                      Title: Chief Executive Officer



                                  ACQUA WELLINGTON NORTH
                                  AMERICAN EQUITIES FUND, LTD.



                                  By: /s/ Anthony L.M. Inder Rieden
                                      ------------------------------------
                                      Name:  Anthony L.M. Inder Rieden
                                      Title: Director

                                    EXHIBIT B
                     TO THE COMMON STOCK PURCHASE AGREEMENT

                             SECRETARY'S CERTIFICATE

                                ___________, 2000

         The undersigned, ______________________, Secretary of Epix Medical, Inc., a Delaware corporation (the "Company"), delivers this certificate in connection with the issuance and sale of shares of common stock of the Company in an aggregate amount of $__________ to Acqua Wellington North American Equities Fund, Ltd. (the "Purchaser") pursuant to the Common Stock Purchase Agreement, dated as of September 18, 2000 (the "Agreement"), by and among the Company and the Purchaser, and hereby certifies on the date hereof, that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

         1. Attached hereto as EXHIBIT A is a true, complete and correct copy of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Restated Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since ______ __, 2000, the date shown on the face of the state certification relating to the Company's Restated Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

         2. Attached hereto as EXHIBIT B is a true and complete copy of the Amended and Restated By-laws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the By-laws of the Company has taken or is currently pending before the Board of Directors or stockholders of the Company.

         3. Attached hereto as EXHIBIT C is a true and correct copy of all written actions and resolutions of the Board of Directors (including any committees thereof) of the Company relating to the transactions contemplated by the Agreement; said actions and resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof; said actions and resolutions are the only resolutions adopted by the Board of Directors of the Company, or any committee thereof, pertaining to (A) the offering of the Common Stock to be sold by the Company pursuant to the Agreement, (B) the execution and delivery of the Agreement and (C) all other transactions in connection with the foregoing.

         4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Agreement and any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

         5. The Agreement as executed and delivered on behalf of the Company has been approved by the Company.

         6. The actions, resolutions and other records of the Company relating to all of the proceedings of the Stockholders of the Company, the Board of Directors of the Company and any committees thereof made available to the Purchasers and their counsel are the true, correct and complete copies thereof, with respect to all proceedings of said Stockholders, Board of Directors and committees thereof. Such records and other documents of the Company made available to the Purchasers and their counsel were true and complete in all respects. There have been no material changes, additions or alterations in said records and other documents that have not been disclosed to the Purchasers.

         IN WITNESS WHEREOF, I have signed my name as of the date first above written.

                                  By:
                                     --------------------------------
                                     Name:
                                     Title: Secretary

          I, __________________, Chief Executive Officer of Epix Medical, Inc., do hereby certify that ______________________ is the duly elected, qualified and acting Secretary of the above mentioned company, and that the signature set forth above is her true and genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:  Chief Executive Officer

                                    EXHIBIT C
                     TO THE COMMON STOCK PURCHASE AGREEMENT

                             COMPLIANCE CERTIFICATE

                  In connection with the issuance of shares of common stock of Epix Medical, Inc., a Delaware corporation (the "Company"), pursuant to the Draw Down Notice, dated ___________ delivered by the Company to Acqua Wellington North American Equities Fund, Ltd. (the "Purchaser") pursuant to Article VI of the Common Stock Purchase Agreement dated September 18, 2000, by and between the Company and Acqua Wellington North American Equities Fund, Ltd. (the "Agreement"), the undersigned hereby certifies as follows:

         1. The undersigned is the duly elected Chief [Executive/Financial] Officer of the Company.

         2. The representations and warranties of the Company set forth in
Section 3.1 of the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties that speak as of a particular date.

         3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Draw Down Exercise Date and the Settlement Date related to the Draw Down Notice and has complied in all material respects with all obligations and conditions contained in Section
5.3 of the Agreement.

                  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

                  The undersigned has executed this Certificate this _____ day of _________, 2000.


                                  By:
                                     ------------------------------
                                  Name:
                                       ----------------------------
                                  Title:
                                        ---------------------------

                                    EXHIBIT D
                     TO THE COMMON STOCK PURCHASE AGREEMENT

                            FORM OF DRAW DOWN NOTICE

         Reference is made to the Common Stock Purchase Agreement dated as of September 18, 2000 (the "Purchase Agreement") between Epix Medical, Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

         In accordance with and pursuant to Section 6.1 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

         Draw Down Amount:
                          -----------------------------------------
         Call Option Amount:
                            ---------------------------------------
         Draw Down Pricing Period start date:
                                             ----------------------
         Draw Down Pricing Period end date:
                                           ------------------------
         Settlement Date:
                         ------------------------------------------
         Threshold Price:
                         ------------------------------------------
         Minimum Threshold Price:
                                 ----------------------------------
         Dollar Amount and/or Number of Shares
         of Common Stock Currently Unissued
         under the Registration Statement:
                                          -------------------------

Dated:
      ---------------------


                                  --------------------------

                                  By:
                                     -----------------------
                                     Name:
                                     Title:

                                  Address:
                                  Facsimile No.:
                                  Wire Instructions:
                                                    -------------------
                                  Contact Name:
                                               ------------------------

Receipt Acknowledged:

Acqua Wellington North American Equities Fund, Ltd.

By:
   ---------------------------
   Name:
   Title:

                                    EXHIBIT E
                     TO THE COMMON STOCK PURCHASE AGREEMENT

                           FORM OF CALL OPTION NOTICE

To: ______________
Fax #:

         Reference is made to the Common Stock Purchase Agreement dated as of September 18, 2000 (the "Purchase Agreement") between Epix Medical, Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

         In accordance with and pursuant to Section 6.2 of the Purchase Agreement, the Purchaser hereby issues this Call Option Notice to exercise a Call Option for the Call Option Amount indicated below.

         Call Option Amount Exercised:
                                      ------------------------------

         Number of Shares to be purchased:
                                          --------------------------

         VWAP on the date hereof:
                                 -----------------------------------

         Draw Down Discount Percentage:
                                       -----------------------------

         Settlement Date:
                         -------------------------------------------

         Threshold Price:
                         -------------------------------------------

         Minimum Threshold Price:
                                 -----------------------------------

Dated:
      -----------------------

                            Acqua Wellington North American Equities Fund, Ltd.

                            By:
                               ------------------------------
                               Name:
                               Title:

                              DISCLOSURE SCHEDULES
                          RELATING TO THE COMMON STOCK
               PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 18, 2000
                         BETWEEN EPIX MEDICAL, INC. AND
               ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.

         ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). ANY TERMS REQUIRING DEFINITION HEREIN ARE DEFINED IN THE AGREEMENT.

         ALL REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT ARE MODIFIED IN THEIR ENTIRETY BY THESE DISCLOSURE SCHEDULES. THE DISCLOSURES CONTAINED IN THESE DISCLOSURE SCHEDULES SHALL BE READ IN THEIR ENTIRETY, AND ALL THE DISCLOSURES SHALL BE READ TOGETHER.

                                 SCHEDULE 3.1(c)

                                 CAPITALIZATION

The authorized capital of the Company consists of (i) 1,000,000 shares of preferred stock, of which no shares are issued and outstanding and (ii) 40,000,000 shares of common stock, of which 13,028,024 shares are issued and outstanding. The Company is obligated to register for resale by June 9, 2001 up to an aggregate of 3,325,224 shares of common stock owned by affiliates of Schering AG, Bessemer Venture Partners and Accel Associates.

                                 SCHEDULE 3.1(g)

                                  SUBSIDIARIES



                       State of Incorporation
Subsidiary             or Organization                     Ownership
----------             -----------------------             ---------
NONE


                                 SCHEDULE 3.1(k)
                                  INDEBTEDNESS



                                      NONE

                                 SCHEDULE 3.1(v)
                                    EMPLOYEES




                                      NONE